AMENDMENT No. 5 TO PURCHASE AGREEMENT AND WAIVER

                  AMENDMENT No. 5 TO PURCHASE AGREEMENT AND WAIVER, dated as of May 12, 1999, among MERISEL AMERICAS, INC. ("Merisel Americas"), MERISEL CAPITAL FUNDING, INC. ("Merisel Capital Funding"), REDWOOD RECEIVABLES CORPORATION ("Redwood") and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital").

                  WHEREAS, Merisel Americas, as originator (in such capacity, the "Originator") and Merisel Capital Funding are parties to an Amended and Restated Receivables Transfer Agreement, dated as of September 27, 1996, as amended by Amendment No. 1, dated as of November 7, 1996 and Amendment No. 2, dated as of December 19, 1997 (the Transfer Agreement").

                  WHEREAS, Merisel Capital Funding, as seller (in such capacity, the "Seller"), Redwood as purchaser (in such capacity, the "Purchaser"), GE Capital, as operating agent (in such capacity, the "Operating Agent") and collateral agent (in such capacity, the "Collateral Agent") and Merisel Americas, as servicer (in such capacity, the "Servicer") are parties to an Amended and Restated Receivables Purchase and Servicing Agreement, dated as of September 27, 1996, as amended by Amendment No. 1, dated as of November 7, 1996, Amendment No. 2, dated as of December 19, 1997, Amendment No. 3, dated as of July 31, 1998 and Amendment No. 4, dated as of February 22, 1999 (the "Purchase Agreement");

                  WHEREAS, the Seller and the Servicer have requested that the Purchaser, the Operating Agent and the Collateral Agent waive and amend certain financial covenants contained in the Purchase Agreement, subject to the terms and conditions hereof.

                  WHEREAS,  the  parties  hereto  desire to amend  the  Purchase
Agreement   (such   amendments   collectively   referred   to  herein  as  these
"Amendments").

                  FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO,INTENDING TO BE LEGALLY BOUND HEREBY, AGREE AS

FOLLOWS:

                                    ARTICLE I

                                   DEFINITIONS

                  All capitalized terms used herein, unless otherwise defined, are used as defined in the Purchase Agreement.



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                                   ARTICLE II

                      AMENDMENT NO. 5 TO PURCHASE AGREEMENT

                  (a) Annex X of the Purchase Agreement is hereby amended by adding the following definitions thereto:

                  "Turnberry Litigation" means the litigation between Parent and Turnberry Capital Management, L.P., et al, filed in the Court of Chancery of the State of Delaware in and for New Castle County.

                  "Turnberry Settlement" means the settlement of the Turnberry Litigation set forth in the Turnberry Settlement Agreement.

                  "Turnberry Settlement Agreement" means that certain Settlement Agreement, dated as of May 10, 1999, by and among Parent, Dwight A. Steffenson, Stonington Partners, Inc., Turnberry Capital Management, L.P., Monarch Management Group Ltd., Robert Fleming Inc., Value Partners, Ltd., Dayton Special Situations Fund, L.P., Daystar L.L.C., CoMac Partners, L.P., CoMac International, N.V. and Tribeca Investments, L.L.C., evidencing the Turnberry Settlement.

                  (b) Paragraph (a) under the heading "FINANCIAL COVENANTS" in Exhibit H of the Purchase Agreement is hereby amended by inserting "(w)" after the term "Exhibit H" the first time such term appears in the last sentence under such heading and adding the following language at the end of such sentence:

                  "; and (x) for any period of four fiscal quarters that ends before the Second Fiscal Quarter of 2000, $21 million relating to the loss reserve to be recorded by the Parent in connection with the Turnberry Settlement will be excluded (except to the extent of any net insurance proceeds collected in connection with the Turnberry Settlement) and (y) for the calculation of Tangible Net Worth at any time, an amount equal to $21 million minus the net insurance proceeds, if any, collected in connection with the Turnberry Settlement will be added to Tangible Net Worth."



                                   ARTICLE III

                             WAIVER OF DEFAULT UNDER

                               TRANSFER AGREEMENT

                   The Operating Agent, the Collateral Agent and the Purchaser agree to waive any default resulting from a breach of the representation set forth in Section 4.01(a)(vii) of the Transfer Agreement; provided, that such waiver shall apply solely to defaults (i) resulting from the Turnberry Settlement period.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                   The effectiveness of these Amendments and waiver is subject to the conditions precedent that the Collateral Agent, the Operating Agent and the Purchaser shall have received each of the following, in form and substance satisfactory to each such party:

                   (a) A certificate of the Secretary of each of the Seller and the Servicer, dated the date of these Amendments and certifying (i) that attached thereto is a true and complete copy of a resolution of the Board of Directors of the Seller or the Servicer, as the case may be, authorizing the execution, delivery and performance of these Amendments, and all other documents required or necessary to be delivered hereunder and that such resolution has not been modified, rescinded or amended and is in full force and effect and (ii) as to the incumbency and specimen signature of each Person's officers executing these Amendments, and all other documents required or necessary to be delivered hereunder.

                   (b) A certificate of an officer of each of the Seller and the Servicer, dated the date of these amendments, certifying that each of the representations and warranties made by the Seller and the Servicer in these Amendments is true and correct in all material respects as of the date hereof.

                   (c) The opinion of counsel to the Seller, in form and substance reasonably satisfactory to the Purchaser, the Operating Agent and the Collateral Agent, as to certain matters including, without limitation, (i) the valid existence and good standing of the Seller and Servicer, (ii) the power and authority of the Seller and Servicer (or Originator, as the case may be) to execute the Amendments, (iii) the due authorization, execution and delivery of the Amendments by the Seller and Servicer (or Originator, as the case may be),
(iv) the enforceability of the Amendments against the Seller and Servicer (or Originator, as the case may be), and (v) that the execution and delivery of the Amendments (x) does not conflict with the organizational documents of the Seller or Servicer and (y) does not violate or constitute a default under any material financing agreements of the Seller or Servicer.

                   (d) An Officer's Certificate in form and substance satisfactory to the Operating Agent to the effect that all of representations and warranties in the Transfer Agreement and Purchase Agreement are true and correct in all material respects as of the date hereof.

                   (e) The Seller shall pay the fees and expenses of the Purchaser incurred in connection with preparing these Amendments (including, without limitation, reasonable legal fees and expenses).


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                                    ARTICLE V

                     SELLER'S AND SERVICER'S REPRESENTATIONS

                                 AND WARRANTIES

                   Each of the Seller and the Servicer represents and warrants that:

                   (a) these Amendments have been duly authorized, executed and delivered pursuant to its corporation power;

                   (b) these Amendments constitute its legal, valid and binding obligation subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally; and

                   (c) after giving effect to the amendments referred to herein, there does not exist any Termination Event.

                                   ARTICLE VI

                                  MISCELLANEOUS

                   SECTION 6.1 Confirmation of Purchase Agreement. Each of the Seller and the Servicer agree that, except for the specific amendments and waiver set forth herein, nothing herein shall be deemed to be a waiver or amendment of any covenant or agreement contained in the Purchase Agreement and each of the other documents executed in connection therewith are ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Purchase Agreement to "this Agreement" and in each of the other documents to be executed in connection therewith to the "Purchase Agreement," shall mean the Purchase Agreement as amended by these Amendments and as each such agreement may be hereinafter amended or restated. Nothing herein shall obligate the Seller, the Servicer, the Purchaser, the Operating Agent or the Collateral Agent to enter into any future amendment (whether similar or dissimilar).

                   SECTION 6.2 Waiver by the Seller and Servicer. Except for manifest errors on the part of the Operating Agent, each of the Seller and the Servicer hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchaser, the Operating Agent and the Collateral Agent arising on or prior to the date hereof in connection with the Purchase Agreement or the transactions contemplated thereunder.

                   SECTION 6.3 Counterparts. Delivery of an executed counterpart of a signature page to these Amendments by facsimile shall be effective as delivery of a manually executed counterpart of these Amendments. These Amendments may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                   SECTION 6.4 Governing Law. These Amendments shall be governed by, and construed in accordance with, California law.

                   SECTION 6.5 Effective Date of Amendments. Upon the execution and delivery of these Amendments by the parties hereto and the satisfaction of the conditions precedent set forth herein, the Purchase Agreement shall be amended by these Amendments, effective as of the date hereof.

                                  * * *

                   IN WITNESS WHEREOF, the Seller, the Servicer, the Collateral Agent, the Operating Agent and the Purchaser have caused these Amendments to be duly executed by their respective authorized officers as of the date and year first above written.

                   MERISEL CAPITAL FUNDING, INC.,
                   as Seller


                   By:__/s/_________________________
                   Title:
                   Name:


                   MERISEL AMERICAS, INC.,
                   as Originator and Servicer


                   By:_/s/__________________________
                   Title:
                   Name:


                   GENERAL ELECTRIC CAPITAL CORPORATION,
                   as Operating Agent and Collateral Agent


                   By:__/s/_________________________
                   Title:
                   Name:

                   REDWOOD RECEIVABLES CORPORATION,
                   as Purchaser


                   By:__/s/_________________________
                   Title:
                   Name: